Exhibit 1.1

$100,000,000

WESTERN ALLIANCE BANCORPORATION

Common Stock

$0.0001 Par Value

DISTRIBUTION AGENCY AGREEMENT

June 4, 2014

CREDIT SUISSE SECURITIES (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. Western Alliance Bancorporation, a Delaware corporation (“Company”), agrees with Credit Suisse Securities (USA) LLC (the “Manager”) to issue and sell from time to time through the Manager, as sales agent and/or principal, the shares of its common stock, $0.0001 par value (the “Common Stock”), having an aggregate offering price of up to $100,000,000 (the “Shares”) on the terms set forth herein.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Manager that:

(a) A registration statement on Form S-3 (File No 333-181128) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus included therein, to you have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to you); the Company meets the requirements for use of Form S-3 under the Act (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Shares, is hereinafter called the “Basic Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the “Prospectus Supplement” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act within the time period prescribed therein, in the form furnished by the Company to the Manager in connection with the offering of the Shares; the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement is hereinafter called the “Prospectus”; the “Statutory Prospectus” with reference to any particular time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including all information then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f) (the “Rule 430B Information”) and all information then deemed to be a part of the Registration Statement pursuant to Rule 430C; for purposes of the foregoing definition, Rule 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively; any reference herein to the Basic Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”); prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus; unless the Company obtains the prior consent of the Manager, until the termination of this Agreement, the Company has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) other than any Permitted Free Writing Prospectus made pursuant to this Agreement; any such free writing prospectus relating to the Shares consented to by the Manager is hereinafter referred to as a “Permitted Free Writing Prospectus”; the Company has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping; the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the Registration Statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Prospectus delivered to the Manager for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T;

(b) As of the date of this Agreement, as of each Applicable Time (as defined below), on each Settlement Date (as defined below), and at all times during which a prospectus is required to be delivered by the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), the Statutory Prospectus, the Permitted Free Writing Prospectus(es) issued at or prior to each Applicable Time, and other information, if any, stated in Schedule A of this Agreement, taken together (collectively, the “General Disclosure Package”), will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares, each Permitted Free Writing Prospectus listed on Schedule A hereto did not, does not and will not conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus, and each such Permitted Free Writing Prospectus, as supplemented by and taken together with the General Disclosure Package as of each Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein; for the purposes of this Agreement, the “Applicable Time” is the time of each sale of any Shares pursuant to this Agreement;

(c) There is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company;

(d) The documents incorporated by reference in the Registration Statement and Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule A hereto;

(e) (i) At the time the Registration Statement initially became effective, (ii) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (iii) as of the applicable effective date, (iv) on each Settlement Date (as defined in Section 3(f)), and (v) at all times during which a prospectus is required to be delivered by the Act (whether physicially, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and did not and will not contain, at or during such times, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (i) on its date, (ii) as of the applicable filing date, (iii) at each Applicable

Time, (iv) on each Settlement Date and (v) at all times during which a prospectus is required to be delivered by the Act (whether physicially, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), the Prospectus and any further amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;

(f) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the General Disclosure Package, there has not been (i) any change in the capital stock or long term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, condition (financial or otherwise), stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the General Disclosure Package; (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business or as set forth or contemplated in the General Disclosure Package, which are material with respect to the Company and its subsidiaries taken as a whole; and (iii) other than dividends paid on the Company’s Series B Non-Cumulative Perpetual Preferred Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

(g) The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, mortgages, pledges, security interests, encumbrances and defects except such as are described in the General Disclosure Package or such as do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries taken as a whole; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease;

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X)

(each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation (or in the case of the Subsidiary which is a bank (the “Bank”), has been duly chartered and holds the requisite authority from its chartering state bank regulatory authority to do business as a state-chartered bank under the laws of its chartering jurisdiction), has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; the activities of the Company’s subsidiaries are permitted of subsidiaries of a bank holding company under applicable law and the rules and regulations of the Federal Reserve Board (the “Federal Reserve”) set forth in Title 12 of the Code of Federal Regulations; the activities of the Bank are permitted under the laws and regulations of its jurisdiction of organization and the deposit accounts in the Bank are insured up to the applicable limits by the Federal Deposit Insurance Corporation (the “FDIC”); except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary;

(i) The Company has an authorized capitalization as set forth in the General Disclosure Package and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary; except as described in the General Disclosure Package and the Prospectus, there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company except pursuant to the Company’s stock plans and awards currently in effect on the date hereof;

(j) The Shares have been duly authorized for issuance and sale to the Manager pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be duly and validly issued and fully paid and non-assessable, and will not be subject to any preemptive or similar rights; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability for the debts of the Company by reason of being such a holder;

(k) The execution, delivery and performance of this Agreement and the issue and sale of the Shares and the compliance by the Company with all of the provisions this Agreement and the consummation of the other transactions contemplated herein (including the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse

Effect, nor will such action result in any violation of the provisions of the Amended and Restated Articles of Incorporation, as amended, or Amended and Restated By-Laws of the Company or the charter or bylaws of any subsidiary or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement except as have been obtained from the Federal Reserve Bank of San Francisco or any other relevant governmental agency or body and under the Act, and except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Manager; as used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary;

(l) Other than as set forth in the General Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, (i) is required to be disclosed in the Registration Statement (other than as disclosed therein) or (ii) if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(m) Neither the Company nor any of its subsidiaries is in violation of its Amended and Restated Articles of Incorporation, as amended, or Amended and Restated By-Laws or in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument, for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(n) The statements set forth in the General Disclosure Package and the Prospectus under the caption “Description of Common Stock”, insofar as they purport to constitute a summary of the terms of the Shares and under the captions “U.S. Federal Income Consequences to Non-U.S. Holders”, and “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(o) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, or an entity “controlled” by an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(p) The Company is not an “ineligible issuer” as defined in Rule 405 under the Act as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement;

(q) McGladrey LLP, who has certified certain financial statements of the Company and its subsidiaries and who has audited the Company’s internal control over financial reporting and management’s assessment thereof, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder; with respect to the Company, McGladrey LLP is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the related rules and regulations of the Commission;

(r) The Company and each of its Subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (whether or not remediated);

(s) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(t) The Company and its Subsidiaries maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities to allow timely decisions regarding disclosure; and such disclosure controls and procedures are effective to perform the functions for which they were established. Based on the evaluation of the Company’s and each Subsidiary’s disclosure controls and procedures described above, the Company is not aware of (1) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls;

(u) The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, fairly present the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement. To the extent applicable, all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act, the rules and regulations of the Exchange Act and Item 10 of Regulation S-K under the Act, as applicable;

(v) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect;

(w) There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required;

(x) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;

(y) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions;

(z) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws;

(aa) The Company and each of the subsidiaries has (i) timely filed all material foreign, United States federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete, (ii) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iii) established on the most recent balance sheet reserves that are adequate for the payment of all taxes not yet due and payable;

(bb) The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of the business of the Company and its subsidiaries and the value of their properties and as are customary in the business in which the Company and its subsidiaries are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect;

(cc) The statistical and market related data contained in the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes are reliable and accurate;

(dd) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act or by the rules and regulations of the Commission thereunder to be described in the Registration Statement, the General Disclosure Package and/or the Prospectus and that is not so described;

(ee) There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(ff) Neither the Company nor any of its subsidiaries nor to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person authorized to act on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any non-U.S. or domestic government official or employee; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the U.K. Bribery Act 2010, as amended; or (iv) made, offered, or taken an act in furtherance of any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its subsidiaries have instituted and maintain and presently intend to continue to maintain policies and controls designed to promote and maintain compliance with all applicable anti-bribery and anti-corruption laws;

(gg) No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares to be sold by the Company hereunder;

(hh) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(ii) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement;

(jj) The Company and each of the subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of the subsidiaries or ERISA Affiliates would have any liability; the Company and each of the subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing as occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 400(b) of ERISA of which the Company or such subsidiary is a member;

(kk) Each of the Company and its subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not be material to the Company and its subsidiaries taken as a whole. Such securities are valued on the books of the Company and its subsidiaries in accordance with GAAP;

(ll) Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder;

(mm) BW Real Estate, Inc. is organized and carries on its business so as to enable it to qualify as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Code, and no transaction or other event has occurred or is expected to occur that would be reasonably likely to cause BW Real Estate, Inc. to not qualify as a REIT for its current taxable year or for future taxable years;

(nn) The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Each of the Company and its subsidiaries is in compliance in all material respects with all laws administered by, and all rules and regulations of the Federal Reserve, the FDIC, the California Department of Financial Institutions, the Nevada Financial Institutions Division, and the Arizona Department of Financial Institutions, as applicable, and any other federal or state bank regulatory authority with jurisdiction over the Company or any subsidiary (collectively, “Bank Regulatory Authorities”), except as disclosed in the General Disclosure Package and the Prospectus; and, except as disclosed in the General Disclosure Package and the Prospectus, neither the Company nor the Bank is a party to any written agreement or memorandum of understanding, whether public or confidential, with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board of director resolutions at the request of, any Bank Regulatory Authority, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, whether public or confidential, or any such board of director resolutions; the deposit accounts of the Bank are insured up to the applicable limits by the FDIC;

(oo) Except as disclosed in the General Disclosure Package and the Prospectus, the Company and its subsidiaries conduct their respective businesses in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all applicable regulations and orders of, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act, Title III of the USA Patriot Act, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency);

(pp) Except as disclosed in the General Disclosure Package and the Prospectus, the Bank is not currently prohibited, directly or indirectly, from (i) paying any dividends to the Company without prior approval, which payment would otherwise be payable under federal or state banking laws or regulations, (ii) making any other distribution on the Bank’s capital stock, (iii) repaying to the Company any loans or advances to the Bank from the Company or (iv) transferring any of the Bank’s property or assets to the Company or any other subsidiary of the Company;

(qq) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the U.K. Bribery Act 2010, as amended, the money laundering statutes of all jurisdictions applicable to the Company and its subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(rr) Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company any director, officer, employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority

(collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions; and the Company will not knowingly directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. None of the Company, any of its subsidiaries, nor its directors, officers or employees, nor any agent, affiliate, joint venture partner or other person acting on behalf of the Company or any of its subsidiaries has engaged in activities sanctionable under the Iran Sanctions Act, the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Threat Reduction and Syria Human Rights Act of 2012, the National Defense Authorization Act for the Fiscal Year 2012, the National Defense Authorization Act for the Fiscal Year 2013, Executive Order Nos. 13628, 13622, and 13608, or any other U.S. economic sanctions relating to Iran (collectively, the “Iran Sanctions”); and the Company does not have any present plans to engage in any activities or business that would subject it to sanction under the Iran Sanctions;

(ss) Neither the Company nor any of its Subsidiaries, nor any affiliates of the Company or its Subsidiaries, has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares;

(tt) The Company has not distributed and, prior to the completion of the public offer and sale of the Shares, will not distribute any prospectus (as such term is defined in the Act and the rules and regulations thereunder) in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Act or by the rules and regulations thereunder and approved by the Manager;

(uu) The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection 101(c)(1) of such rule; and

(vv) The Company has not entered into any other sales agency or distribution agreements or similar arrangements with any agent or other representative in respect of the Shares and the equity shelf program established by this Agreement, the terms of which that have not been properly and duly waived.

3. Sale and Delivery of the Shares. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and the Manager agree that the Company may from time to time seek to sell Shares through the Manager, acting as sales agent and/or principal, as follows:

(a) The Company may submit to the Manager its orders (including any price, time or size limits or other customary parameters and conditions) to sell Shares on any Trading Day (as defined herein) in a form and manner as mutually agreed to by the Company and the Manager. Orders will be submitted by the Company and received by the Manager, initially by the authorized officers and persons listed in Schedule C. As used herein, “Trading Day” shall mean any trading day on the New York Stock Exchange (the “NYSE”).

(b) Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to execute any Company order submitted to it hereunder to sell Shares. The Company acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Shares, (B) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Company. Any obligation of the Manager to use its reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(c) The Company shall not authorize the issuance and sale of, and the Manager shall not sell as sales agent, any Share at a price lower than the minimum price therefor designated from time to time by the Company and notified to the Manager in writing. In addition, the Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(d) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other party and sales of Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(e) The compensation to the Manager for sales of the Shares shall be at a mutually agreed rate, not to exceed 2% of the gross offering proceeds of the Shares sold pursuant to this Agreement. Any compensation or commission due and payable to the Manager hereunder with respect to any sale of Shares during a calendar month shall be paid by the Company to the Manager in arrears on the first Trading Day of the following calendar month, by wire or internal bank transfer of same day funds to an account designated by the Manager. The Company may sell Shares to the Manager as principal at a price agreed upon at the relevant Applicable Time. Any compensation or commission due and payable to the Manager with respect to any sale of Shares shall be paid by the Company to the Manager concurrently with the settlement for sales of the Shares by deduction from the proceeds from sales of the Shares payable to the Company.

(f) Settlement for sales of the Shares pursuant to this Agreement will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the gross proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the Manager’s or its designee’s account (provided the Manager shall have given the Company notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Manager and its successors and assigns harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (B) notwithstanding any such default, pay the Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

(g) If the Shares are sold by the Manager acting as sale agent, the Manager shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the NYSE each day in which the Shares are sold under this Agreement setting forth (A)

the amount of Shares sold on such day and the gross offering proceeds received from such sale and (B) the commission payable by the Company to the Manager with respect to such sales.

(h) At each Applicable Time, on each Settlement Date and at each Representation Date, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement. For purposes of this Agreement, “Representation Date” means each date on which (i) the Registration Statement or the Prospectus shall be amended or supplemented, (ii) there is filed with the Commission any document incorporated by reference into the Registration Statement and the General Disclosure Package (other than a current report on Form 8-K, except as discussed in (iii)), (iii) there is filed with the Commission a current report on Form 8-K, which (x) includes capsule financial information, financial statements, supporting schedules or other similar financial data with respect to a fiscal period or portion thereof or (y) includes substantially the same financial and related information as was set forth in the relevant earnings announcement (other than any earnings projections, similar forward-looking data and officers’ quotations), (iv) the Shares are delivered to the Manager as principal (rather than as sales agent) on a Settlement Date, and (v) the Manager may reasonably request upon reasonable advance notice. Any obligation of the Manager to use its reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(i) In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Manager is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Manager to properly identify its clients.

(j) Reserved.

(k) The Company shall provide the Manager with a copy of its policy on insider trading and advise the Manager in writing of any changes thereto. The Company shall not request the sale of any Shares that would be sold, and the Manager need not make any sale of Shares, during any period in which (i) the Company is, or is deemed to be, in possession of material non-public information, (ii) the Company’s insider trading policy, as it exists on the date of the Agreement, would prohibit the purchases or sales of the Company’s Common Stock by its officers or directors; provided that, unless otherwise agreed between the Company and the Manager, for purposes of this clause (ii), such period shall be deemed to end on the date on which the Company’s subsequent annual report on Form 10-K or quarterly report on Form 10-Q, as the case may be, is filed with the Commission or (iii) from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a quarterly report on Form 10-Q or an annual report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

4. Certain Agreements of the Company. The Company agrees with the Manager that:

(a) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Manager of any proposal to amend or supplement the Registration Statement or any Prospectus at any time and will offer the Manager a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Manager promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify the Manager of such event and promptly notify the Manager to suspend solicitation of purchases of the Shares and forthwith upon receipt of such notice, the Manager shall suspend its solicitation of purchases of the Shares and shall cease using the Prospectus; and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Manager by telephone (with confirmation in writing), will promptly prepare and file with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and will advise the Manager when the Manager is free to resume such solicitation. Neither the Manager’s consent to, nor the Manager’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof. The Company, during the period when a prospectus relating to the Shares is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), will promptly file all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and will promptly advise the Manager if the Company learns that it failed to file such reports within the time period prescribed therein.

(c) Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(d) Furnishing of Prospectuses. The Company will furnish to the Manager copies of the Registration Statement, including all exhibits, and the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Manager reasonably requests. The Company will pay the expenses of printing and distributing to the Manager all such documents.

(e) Blue Sky Qualifications. The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions as the Manager designates and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company will not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares).

(f) Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Manager, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Manager (i) as soon as available, a copy of each report and any definitive proxy statement of the

Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Manager may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its EDGAR system, it is not required to furnish such reports or statements to the Manager.

(g) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Manager) incurred in connection with qualification of the Shares under the laws of such jurisdictions as the Manager designates and the preparation and printing of memoranda relating thereto, fees and expenses incident to listing the Shares on the NYSE, NASDAQ Stock Market and other national and foreign exchanges, fees and expenses in connection with the registration of the Shares under the Act, and expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Manager and for expenses incurred for preparing, printing and distributing any Permitted Free Writing Prospectuses to investors or prospective investors. Notwithstanding the above, from July 1, 2014 through the termination of the Agreement, the Company will reimburse the Manager up to $15,000 on a quarterly basis for all expenses incurred by them in connection with the offering. If this Agreement is terminated by the Company prior to the one year anniversary of the date of this Agreement in accordance with the provisions of Section 8(a) hereof and Shares with an aggregate offering price of $50,000,000 have not been offered and sold under this Agreement, the Company shall reimburse the Manager for all of their reasonable out-of-pocket expenses (including the reasonable and documented fees and disbursements of a single counsel to the Manager) incurred by them in connection with the offering contemplated by this Agreement; provided, however, such reimbursement obligation shall not exceed $100,000.

(h) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of the Manager.

(i) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(j) Listing and Reservation of Common Stock. The Company will use its commercially reasonable best efforts to cause the Shares to be listed for trading on the NYSE and to maintain such listing. The Company will reserve out of authorized but unissued Common Stock and keep available at all times, free of pre-emptive rights, the full number of Shares to be issued and sold hereunder.

(k) Company Periodic Report Dates. The Company will disclose in its quarterly reports on Form 10-Q and in its report on Form 10-K the number of Shares sold through the Manager under this Agreement, the net proceeds received by the Company and the compensation paid by the Company to the Manager with respect to sales of Shares pursuant to this Agreement during the relevant period.

(l) Upon commencement of the offering of Shares under this Agreement and at each Representation Date, the Company will furnish or cause to be furnished forthwith to the Manager a certificate dated as of such Representation Date, in a form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 5(f) of this Agreement which were last furnished to the Manager are true and correct at such Representation

Date as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(f), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and modified and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such certificate.

(m) Upon commencement of the offering of Shares under this Agreement and at each Representation Date, unless the Manager otherwise agrees in writing, the Company will furnish or cause to be furnished to the Manager and to counsel to the Manager the written opinion and letter of the General Counsel and DLA Piper LLP (US) or other counsel satisfactory to the Manager, dated as of such Representation Date, in a form and substance satisfactory to the Manager and its counsel, of the same tenor as the opinions and letters referred to in Section 5(d) and 5(e) of this Agreement, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such opinion and letter or, in lieu of such opinion and letter, counsel last furnishing such letter to the Manager shall furnish such Manager with a letter substantially to the effect that the Manager may rely on such last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(n) Upon commencement of the offering of Shares under this Agreement and at each Representation Date, unless the Manager otherwise agrees in writing, the Company will cause McGladrey LLP, or other independent accountants reasonably satisfactory to the Manager, to furnish to the Manager a letter, as of such Representation Date, in form satisfactory to the Manager and its counsel, of the same tenor as the letter referred to in Section 5(a) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter.

(o) To reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder.

(p) To comply with the requirements of Rule 433 under the Act applicable to any “issuer free writing prospectus,” as defined in such rule, including timely filing with the Commission where required, legending and record keeping.

(q) The Company consents to the Manager trading in the Company’s Common Stock for the Manager’s own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement.

(r) If to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representation in Section 2(b) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

(s) To afford the Manager, on reasonable notice, a reasonable opportunity to conduct a due diligence investigation with respect to the Company customary in scope for transactions contemplated hereby (including, without limitation, the availability of the chief financial officer and general counsel to respond to questions regarding the business and financial condition of the Company and the right to have made available to them for inspection such records and other information as they may reasonably request).

(t) To make available its appropriate officers and to cause such officers to participate in a call with the Manager and its counsel on a periodic basis, or otherwise as the Manager may reasonably request; such call shall be for the purpose of updating the Manager’s due diligence review of the Company in connection with the transactions contemplated hereby.

(u) Restriction on Sale of Securities. The Company will not, without (a) giving the Manager at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (b) the Manager suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Manager in light of the proposed sale, directly or indirectly, take any of the following actions with respect to its Common Stock or any securities convertible into or exchangeable or exercisable for any of Common Stock (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act, or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Manager, except the restrictions in this Section shall not apply to (i) the Shares to be sold hereunder, (ii) the issuance by the Company of shares of Lock-Up Securities upon the exercise of an option or warrant or the conversion of a security or upon the vesting of a compensatory award, in each case outstanding on the date hereof, (iii) grants of awards under the Company’s incentive plans or the sale of shares of Lock-Up Securities pursuant to Rule 10b5-1 trading plans, each as in existence on the date hereof, (iv) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities, provided that such plan does not provide for the transfer of Lock-Up Securities during the 90 day restricted period, or (v) with the prior written consent of the Manager.

5. Conditions of the Obligations of the Manager. The obligations of the Manager hereunder with respect to any order submitted to the Manager by the Company to sell Shares or with respect to any agreement by the Manager to purchase Shares as principal are subject to the accuracy of the representations and warranties of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Manager shall have received letters, of McGladrey LLP on each Representation Date, dated such date, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule B hereto, unless the Manager otherwise agrees in writing.

(b) Filing of Prospectus. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Manager, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Manager, is material and adverse and makes it impractical or inadvisable to sell the Shares; (ii) any downgrading in the rating of any debt securities of the Company, if any, by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Manager, impractical to market or to enforce contracts for the sale of the Shares, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Manager, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Shares or to enforce contracts for the sale of the Shares.

(d) Opinion of Counsel for Company. The Manager shall have received an opinion, on each Representation Date, dated and delivered as of such date, of DLA Piper LLP (US), counsel for the Company, in form and substance satisfactory to counsel for the Manager, unless the Manager otherwise agrees in writing.

(e) Opinion of General Counsel. The Manager shall have received an opinion, on each Representation Date, dated such date, of Randal S. Theisen, General Counsel for the Company, in form and substance satisfactory to counsel for the Manager.

(f) Reserved.

(g) Opinion of Counsel for the Manager. The Manager shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Manager, on each Representation Date, such opinion or opinions, dated such date, with respect to such matters as the Manager may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) Officers’ Certificate. The Manager shall have received a certificate, on each Representation Date, dated such date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(i) Listing. The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to each Settlement Date.

(j) Actively-Traded Security. The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

The Company will furnish the Manager with such conformed copies of such opinions, certificates, letters and documents as the Manager reasonably requests. The Manager may in its sole discretion waive compliance with any conditions to the obligations of the Manager hereunder.

Prior to each Settlement Date where the Manager is acting as principal, the Company shall have furnished to the Manager such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Manager may reasonably have requested.

6. Indemnification and Contribution. (a) Indemnification of the Manager. The Company will indemnify and hold harmless the Manager, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for use therein, it being understood and agreed that the only such information furnished by the Manager consists of the information described as such in subsection (b) below.

(b) Indemnification of Company. The Manager will indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Manager Indemnified Party”), against any losses, claims, damages or liabilities to which such Manager Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Manager Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Manager Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by the Manager consists of the following information in the Prospectus furnished on behalf of the Manager: the legal and marketing names of the Manager.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Manager on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Manager on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Manager on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Manager. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it and distributed to the public exceeds the amount of any damages which the Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d).

7. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Manager, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares.

8. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to offers and sales of Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if the Shares have been sold through the Manager for the Company, then Sections 3(f), 3(g) and 4(j) of this Agreement shall remain in full force and effect with respect to and to the extent of such Shares sold, (ii) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination, and (iii) Sections 4(d), 6, 7, 9, 11 and 13 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the offers and sales of Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 4(g), 6, 7, 9 and 11 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until the earliest of (i) the date on which $100,000,000 aggregate offering price of the Shares are sold under this Agreement, (ii) the date on which this Agreement is terminated pursuant to Sections 8(a) or (b) above and (iii) the date on which this Agreement is terminated by mutual agreement of the parties; provided that, in each case of clauses (i), (ii) and (iii) above, any such termination shall in all cases be deemed to provide that Section 4(g), Section 6 and Section 7 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(f) of this Agreement.

9. Notices. All communications hereunder will be in writing and mailed, delivered or telegraphed and confirmed to the Manager at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: LCD-IBD, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Western Alliance Bancorporation, One E. Washington Street Suite 1400, Phoenix, Arizona 85004, Attention: Chief Financial Officer; provided, however, that any notice to the Manager pursuant to Section 6 will be mailed, delivered or telegraphed and confirmed to the Manager.

10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

12. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Manager has retained solely to act as sales agent and/or principal in connection with the purchase and sale of Shares and that no fiduciary, advisory or agency relationship between the Company and the Manager has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Manager has advised or is advising the Company on other matters;

(b) Arms’ Length Negotiations. The price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Manager and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Manager and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Manager has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Manager for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Manager shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

THE COMPANY AND THE MANAGER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14. Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Manager with respect to the subject matter hereof.

If the foregoing is in accordance with the Manager’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Manager in accordance with its terms.

Very truly yours,

WESTERN ALLIANCE BANCORPORATION

By	/s/ Dale Gibbons
Name:	Dale Gibbons
Title:	Executive Vice President and Chief Financial Officer

The foregoing Distribution Agency Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Amit Grover
	Name:	Amit Grover
	Title:	Director

SCHEDULE A

1.	Permitted Free Writing Prospectuses (included in the General Disclosure Package)

“Permitted Free Writing Prospectus” includes each of the following documents:

[None]

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

[None]

SCHEDULE B

Pursuant to Section 5(a) of the Distribution Agency Agreement, the accountants shall furnish letters to the Manager to the effect that:

(i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Manager;

(iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company’s quarterly reports on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which have been furnished to the Manager; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

(iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company’s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company’s Annual Reports on Form 10-K for such fiscal years;

(v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

(vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

(B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E) as of a specified date not more than three days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Manager, or any increases in any items specified by the Manager, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Manager, or any increases in any items specified by the Manager, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Manager, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(vii) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Manager which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Manager or in documents incorporated by reference in the Prospectus specified by the Manager, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

SCHEDULE C

Authorized officers of the Company:	Robert Sarver, Dale Gibbons, Randall Theisen and John Radwanski

Authorized persons of the Manager:	Craig Wiele, John Jedlicka, Matthew Maloney, Andrea Kapica, Adi Kaner and Karen Scelsi